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                                                                     EXHIBIT 21


INFORMATION REGARDING SUBSIDIARIES OF THE REGISTRANT

Saga Communications, Inc. Subsidiaries

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                                                  Jurisdiction of
Name                                                Organization             Name Under Which Subsidiary does Business
----                                              ---------------         --------------------------------------------------

Franklin Communications, Inc.                     Delaware                Franklin Communications, Inc.
                                                                          Saga Communications of Arkansas, LLC
                                                                          Saga Communications of North Carolina, LLC
Lakefront Communications, Inc.                    Delaware                Lakefront Communications, Inc.
                                                                          Saga Communications of Iowa, LLC
                                                                          Saga Communications of Milwaukee, Inc.
                                                                          Saga Communications of Tuckessee, LLC
Mitchell Broadcasting, L.T.D..                    South Dakota            Mitchell Broadcasting, L.T.D..
Roberts Communications, Inc.                      New Hampshire           Roberts Communications, Inc.
Saga Air, LLC                                     Delaware                Saga Air, LLC
Saga Broadcasting Corp.                           Delaware                Franklin Communications, Inc.
                                                                          Lakefront Communications, Inc.
                                                                          Mitchell Broadcasting, L.T.D..
                                                                          Saga Air, LLC
                                                                          Saga Broadcasting Corp.
                                                                          Saga Communications of Illinois, Inc.
                                                                          Tidewater Communications, Inc.
Saga Communications of Arkansas, LLC              Delaware                Saga Communications of Arkansas, LLC
Saga Communications of Illinois, Inc.             Delaware                Saga Communications of Illinois, Inc.
Saga Communications of Iowa, LLC                  Delaware                Saga Communications of Iowa, LLC
Saga Communications of New England, Inc.          Delaware                Roberts Communications, Inc.
                                                                          Saga Communications of New England, Inc.
Saga Communications of Michigan, Inc.             Delaware                Saga Communications of Michigan, Inc.
Saga Communications of Milwaukee, Inc.            Wisconsin               Saga Communications of Milwaukee, Inc.
Saga Communications of North Carolina, LLC        Delaware                Saga Communications of North Carolina, LLC
Saga Communications of Tuckessee, LLC             Delaware                Saga Communications of Tuckessee, LLC
Saga Quad States Communications, Inc.             Delaware                Saga Quad States Communications, Inc.
Tidewater Communications, Inc.                    Delaware                Tidewater Communications, Inc.

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